SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September27, 2007

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2007, Isis Pharmaceuticals, Inc. (“Isis”) recruited Jeff Jonas, MD as Executive Vice President responsible for development, to whom Dr. Mark K. Wedel reports.  To incentivize Dr. Wedel to continue to contribute to Isis through the first half of 2008 and to assure effective integration of Dr. Jonas, Isis entered an employee retention agreement with Dr. Wedel, a copy of which is attached to this Report as Exhibit 10.1 (the “Retention Agreement”).

Although Isis does not generally enter formal employment agreements with its employees, Isis designed the Retention Agreement to present Dr. Wedel with an opportunity to contribute as an Isis employee through the first half of 2008 and in recognition of the significant change represented by the recruitment of Dr. Jonas.  As such, if Dr. Wedel’s employment is terminated due to involuntary dismissal, other than for cause, he will be eligible to receive 18 months of continued salary and benefits from the termination date (the “Separation Payment”).  In addition, if Dr. Wedel remains an active employee of Isis through June 30, 2008, he will receive an incentive payment equal to $50,000 (the “Incentive Payment”).

Under the Retention Agreement, Dr. Wedel will cease being an active employee of Isis on June 30, 2008.  However, if Dr. Wedel voluntarily terminates his employment at any time before June 30, 2008, he will not be eligible for the Separation Payment or the Incentive Payment.  If he voluntarily terminates his employment before December 31, 2007, he will not be eligible for a 2007 Bonus.  In addition, the Separation Payment will cease if at any time during the 18-month period Dr. Wedel becomes otherwise employed, part-time or full time, as an employee or consultant, except Dr. Wedel may sit on one board of directors so long as that company is not involved in any way in RNA targeted drug discovery or development.

Finally, if ISIS 301012 is licensed to a third party before Dr. Wedel’s active employment terminates, vesting of Dr. Wedel’s stock options will continue through the period of the Separation Payment.

The description of the Retention Agreement set forth above is qualified in its entirety by reference to the full and complete terms set forth in such agreement filed as an exhibit to this Report and incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Retention Agreement dated September 21, 2007 between Isis and Mark K. Wedel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.

Dated: September 26, 2007	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

10.1	Retention Agreement dated September 21, 2007 between Isis and Mark K. Wedel.